Exhibit 99.1

BANYAN ACQUISITION CORPORATION

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors on [•], 2021

A.	PURPOSE

The purpose of the Audit Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) of Banyan Acquisition Corporation (the “Company”) in overseeing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the registered public accounting firm that audits the Company’s financial statements (the “Auditors”); (4) the performance of the Company’s internal audit function and of the Auditors; (5) the Company’s internal accounting and financial reporting controls; (6) the Company’s financial risk exposure; and (7) the Company’s compliance with legal and regulatory requirements, including through reviewing and recommending any necessary or otherwise appropriate updates or modifications to the Company’s Code of Ethics and Business Conduct and other policies relating to compliance with laws and regulations (the “Compliance Policies”). The Committee shall appoint, compensate, retain and oversee the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing any audits, reviews or attest services.

While the Committee has the duties and responsibilities set forth in this Charter (the “Charter”), it is not the duty of the Committee to plan or conduct audits, to attest to the Company’s internal controls or to determine that the Company’s financial statements are complete, accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The responsibility to plan and conduct audits and (to the extent required) to attest to the Company’s internal controls is that of the Auditors. The Company’s management has the responsibility of determining that the Company’s financial statements are complete, accurate and in accordance with GAAP and of implementing effective internal controls. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations. The primary responsibility for these matters rests with the Company’s management, and nothing herein is intended to expand applicable standards of liability under the law for directors of the Company. The Board also recognizes that meeting the responsibilities of an Audit Committee in a dynamic environment requires a degree of flexibility based on thoughtful deliberation. Accordingly, the purposes and procedures outlined in this Charter are not meant to serve as inflexible rules, and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

B.	ORGANIZATION

1.	Membership. The Committee will at all times consist of at least three (3) directors appointed by the Board. Members of the Committee shall be selected at the first Board meeting of each fiscal year and each member shall serve until his or her successor is duly appointed, or until his or her earlier death, resignation or removal by the Board. Committee members may be removed at any time by a vote of the majority of the directors then in office. Vacancies will be filled by a vote of the majority of the directors then in office.

2.	Qualifications.

(a)	Independence/General. A person may serve on the Committee only if such person is not an officer or other employee of the Company and the Board determines he or she satisfies the applicable requirements, including as to independence and experience, of (a) the listing standards of the New York Stock Exchange (“NYSE”); (b) the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (c) any other laws, rules and regulations applicable to the Company; and (d) this Charter, the Amended and Restated Bylaws of the Company (the “Bylaws”) and any corporate governance guidelines adopted by the Board; provided, however, that in connection with the Company’s initial public offering, the Company and the Committee will be permitted to utilize any transition periods applicable to the Company and the Committee with respect to such requirements under the listing standards of the NYSE or the rules promulgated under the Exchange Act. Each member of the Committee shall promptly notify the Board of any circumstance that might compromise his or her eligibility to serve on the Committee.

(b)	Knowledge and Experience Requirements. Each member of the Committee shall be financially literate, as determined in the business judgment of the Board and in accordance with the rules of the NYSE. At least one member of the Committee shall have accounting or related financial management expertise, as determined in the business judgment of the Board and in accordance with the rules of the NYSE, and at least one member (which may be the same member) shall qualify as an “audit committee financial expert” in accordance with the rules and regulations of the SEC.

(c)	Service to Other Public Companies. No Committee member may simultaneously serve on the audit committees of more than three (3) public companies, including the Company, unless the Board (i) determines that a Committee member serving on the audit committees of more than three (3) public companies does not impair the ability of such Committee member to effectively serve on the Committee and approves such additional service and (ii) discloses such determination in the Company’s annual proxy statement.

3.	Meetings.

(a)	Frequency. The Committee shall meet during each fiscal year of the Company as frequently as the circumstances dictate or the Committee otherwise deems appropriate or as requested by the Auditors, the internal auditors (if applicable) or management, provided that the Committee shall meet at least once each fiscal quarter.

(b)	Chair. The Committee shall elect a Chair from among the Committee members only if the Chair has not already been appointed by the Board, and the Chair of the Committee shall preside, when present, at all meetings of the Committee. The Committee may delegate any of its responsibilities to the Chair or to a subcommittee of the Committee to the extent permitted by applicable law.

(c)	Agenda and Notice. The Chair of the Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Committee meeting to each member prior to each meeting. The Chair or a majority of the members of the Committee may call a special meeting of the Committee upon at least 24 hours’ prior notice to all Committee members in the manner provided in the Bylaws.

(d)	Holding and Recording Meetings. Committee meetings may be held in person, telephonically or by other communications equipment by means of which all persons participating in the meeting can hear each other, or action may be taken by written consent in accordance with Delaware corporate law and in the manner provided in the Bylaws. The preceding sentence includes all electronic meeting formats including video chat meetings and related electronic forms of communication. The Company’s chief executive officer and chief financial officer and representatives of the Auditor shall be invited to meetings of the Committee; provided, however, that the Committee may meet at its discretion in executive session without members of management and/or representatives of the Auditors present. Other members of management, other directors, the internal auditors, the Company’s legal counsel and/or other persons may attend Committee meetings at the invitation of the Committee and shall provide pertinent information, as necessary. The Committee shall periodically meet with the Auditors, the internal auditors and management (including the Company’s principal financial officer and principal accounting officer) in separate executive sessions as needed to discuss any matters that the Committee or those groups believe should be discussed privately with the Committee.

(e)	Quorum and Voting. A majority of the members of the Committee shall constitute a quorum. A majority of the Committee members present at any meeting in which a quorum is present may act on behalf of the Committee.

(f)	Reports and Minutes. The Committee shall report regularly to the Board no less than quarterly, and in any event at each regularly scheduled Board meeting that follows a Committee meeting (other than a regularly scheduled Board meeting occurring in conjunction with such Committee meeting) with respect to (1) meetings of the Committee, (2) such other matters as are relevant to the Committee’s discharge of its responsibilities, and (3) such recommendations as the Committee may deem appropriate. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Auditors or the performance of the internal audit function. The Committee shall maintain minutes and other records of meetings and activities of the Committee, as appropriate under Delaware law.

C.	RESPONSIBILITIES

The primary recurring duties and responsibilities of the Committee in carrying out the purposes outlined in Article A shall be the following:

1.	Independent Auditors.

(a)	Selection, Engagement and Disengagement of Auditors. The Committee has the sole authority and direct responsibility for the appointment, replacement or termination, compensation and oversight of the work of the Auditors (including the resolution of disagreements between management of the Company and the Auditors regarding financial reporting), as well as any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee. The Committee shall review the performance of the Auditors and discharge the Auditors if and when the Committee determines that circumstances warrant. The Committee shall (i) periodically review the experience and qualifications of the senior members of the Auditors’ team, (ii) at least every five (5) years, require the rotation of the Auditors’ lead audit partner and reviewing audit partner as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) periodically consider the costs and benefits of switching to another independent registered public accounting firm.

(b)	Performance and Independence of Auditors. The Auditors shall be independent as determined under Rule 10A-3 of the Exchange Act. The Committee shall annually obtain and review a report from the Auditors describing (1) the Auditors’ internal quality-control procedures and any deficiencies thereto known to the Auditors related to the Auditors’ audit of the Company, and (2) any material issues disclosed in the Auditors’ most recent peer review report or Part 1 of the Public Company Accounting Oversight Board’s (the “PCAOB”) most recent annual inspection report of the firm, or raised by any inquiry or investigation by governmental or professional authorities with respect to any audits of the Company carried out by the firm, and any steps taken to deal with any such issues. The Committee shall also obtain and review annual written disclosures and a formal written statement from the Auditors delineating all relationships between the Company and the Auditors and confirming the Auditors’ independence, consistent with PCAOB Ethics and Independence Rule 1301, Communication with Audit Committees Concerning Independence. The Committee shall actively engage in a dialogue with the Auditors with respect to any disclosed relationships or services that may affect the objectivity and/or independence of the Auditors and shall take appropriate action to oversee the independence of the Auditors. In considering the independence of the Auditors, the Committee shall consider the opinions of the Company’s management and internal auditors (if applicable), review the nature of the services provided by the Auditor’s firm and the fees charged and consider such other matters as the Committee deems appropriate.

(c)	Approval of Auditor Services. The Committee shall review and, in its sole discretion, approve engagement letters between the Company and the Auditors; provided that such firm shall not be retained for any “prohibited non-auditing services,” as defined in the rules and regulations promulgated by the SEC, or any other services that the SEC or the PCAOB prohibits through regulation. All audit services and permissible non-audit services provided to the Company by the Auditors shall be pre-approved by the Committee, as required by Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Pre-approval of audit services and permissible non-audit services may be pursuant to policies and procedures established by the Committee for the pre-approval for such services, and the Committee may delegate the authority to grant such pre-approvals for services with fees anticipated to be less than $25,000 to one or more designated Committee members, subject to any rules or limitations it deems appropriate, provided that any such pre-approved services are reported to the full Committee at its next scheduled meeting. The Committee shall periodically review and discuss with the Auditors all fees paid to the Auditors for audit and permissible non-audit services provided to the Company.

(d)	Audit Plan and Conduct. The Committee shall review with the Auditors and management (including the Company’s chief financial officer and principal accounting officer) the audit plan of the Auditors, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit related services, for the current year and the following year.

(e)	Establishment of Internal Audit Function. The Committee shall require that the Company takes such steps with respect to the establishment and maintenance of an internal audit function of and to the extent as deemed appropriate by the Committee. The Committee may decide to outsource all or part of any such internal audit function. The director of the internal audit function shall report directly to the Committee, and shall also report to the Company’s Chief Financial Officer for administrative purposes. The Committee shall periodically (1) review with the Company’s management and the persons performing the Company’s internal audit function, the plans, activities, staff, organizational structure and effectiveness of the internal audit function, and (2) review findings and recommendations from completed internal audits, together with management responses, and a progress report on the internal audit plan, with explanations for any deviations from the original plan.

(f)	Review of Auditor Report. The Committee shall obtain and review a report from the Auditors at least annually as to (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, including the ramifications of such alternative disclosures and treatments and the treatment preferred by the Auditors, and (3) any other material written communications between the Auditors and management, including management letters and schedules of unadjusted audit differences.

(g)	Confirmation Regarding Illegal Acts. Promptly after the completion of each audit of the Company conducted by the Auditors, the Committee shall obtain from the Auditors confirmation that the Auditors have not detected or otherwise become aware of information indicating that an illegal act has or may have occurred, pursuant to Section 10A(b) of the Exchange Act.

(h)	Meetings with Auditors. The Committee shall meet regularly with the Auditors, without management present, to: (1) discuss with the Auditors the matters required to be discussed by PCAOB Auditing Standard No. 16, which matters include (i) the Company’s accounting policies, practices and estimates, (ii) the Auditor’s evaluation of the quality of the Company’s financial reporting, (iii) information related to significant unusual transactions, including the business rationale for such transactions, (iv) an overview of the overall audit strategy, including the timing of the audit, significant risks identified by the Auditors, and significant changes to the planned audit strategy or identified risks, (v) information about the nature and extent of specialized skill or knowledge needed in the audit, the extent of the planned use of internal auditors, company personnel or other third parties, and other independent public accounting firms, or other persons not employed by the auditor that are involved in the audit, (vi) difficult or contentious matters for which the Auditor consulted outside the engagement team, (vii) the Auditor’s evaluation of the Company’s ability to continue as a going concern, (viii) expected departures from the Auditor’s standard report, and (ix) other matters arising from the audit that are significant to the oversight of the Company’s financial reporting process, including complaints or concerns regarding accounting or auditing matters that have come to the Auditor’s attention during the audit; (2) discuss with management and the Auditors any significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses on the effects of alternative GAAP methods on the financial statements and the ramifications of the use of alternative disclosures and treatments; (3) discuss with the Auditors the matters required to be discussed by Statement of Auditing Standards 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP; and (4) discuss with the Auditors any other material written communications between the Auditors and the Company’s management.

(i)	Board Meetings with Auditors. The Committee shall arrange for the Auditors to be available to the full Board at least annually to facilitate open avenues of communication amongst the Auditors, management and the Board.

(j)	Company Hires of Auditor Employees. The Committee shall establish procedures for the hiring of employees and former employees of the Auditors, subject to auditor independence requirements established by the SEC and the PCAOB, with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function. Management shall be responsible for providing advance notice to the Committee of any proposed hiring by the Company of any such employees or former employees of the Auditors.

(k)	Critical Audit Matters. In addition, the Audit Committee shall review and discuss with the independent auditors any Critical Audit Matters (“CAMs”) and related CAMs disclosure to be included in the independent auditors’ report.

2.	Internal Controls and Compliance Oversight.

(a)	Review of Internal Controls. The Committee shall review and discuss with the Auditors, the internal auditors and financial and accounting personnel (1) the quality and depth of staffing in, and resources of, the Company’s accounting, information services and financial departments, as needed, and (2) the adequacy of the Company’s accounting, financial and internal control over financial reporting and disclosure controls and procedures, including accounting, financial and information system controls and security procedures with respect to the Company’s information systems and the Company’s process for assessing risk of fraudulent financial reporting and detecting major weaknesses, and any related significant findings and recommendations of the internal auditors and the Auditors (e.g., regarding deficiencies, fraud (whether or not material) that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and/or disclosure controls and procedures, significant deficiencies or material weaknesses), together with management’s responses thereto, and the adequacy of disclosures about changes in internal control over financial reporting. The Committee shall also review with the Auditors, the internal auditors (if applicable) and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(b)	Management’s Internal Controls Report. The Committee shall review and discuss with the Auditors and management the report of management on the Company’s internal control over financial reporting, and the Auditor’s annual attestation report regarding the Company’s internal control over financial reporting, each to be included when required in the Company’s Annual Report on Form 10-K, prior to filing such Annual Report on Form 10-K with the SEC.

(c)	Submission of Complaints. The Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, (2) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and (3) the dissemination of the procedures developed pursuant to clause (2) above in a manner reasonably calculated to make them known to all Company employees. The Committee shall monitor and promote the Company’s adherence to these procedures.

(d)	Financial Risk Exposure. The Committee shall discuss and review with management, the Company’s major financial risk exposure and the steps management takes to implement plans to monitor and mitigate such risks, including risk assessment and management policies. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Company, any published reports that raise material issues regarding the Company’s financial statements or accounting policies, tax matters, legal and regulatory compliance and correspondence between the Company and any regulatory or governmental authorities, and matters that could materially impact the Company’s internal control over financial reporting, disclosure controls and procedures and financial reporting.

(e)	General Compliance. In carrying out its responsibilities in assisting the Board in overseeing the Company’s compliance with legal and regulatory requirements, the Committee shall assist the Board in periodically reviewing and assessing the adequacy of the Company’s procedures for compliance with laws and/or regulations, and the Company’s Compliance Policies, and, at least annually, review the implementation and effectiveness of such procedures and Compliance Policies. In connection with such review and assessment, the Committee shall recommend any proposed changes to the Board for approval. The Committee shall review periodically, with the Company’s management, matters of legal compliance and compliance with the Company’s Compliance Policies, and shall periodically review with the Company’s managemenet the Company’s efforts to promote and enforce compliance with applicable law and the Company’s Compliance Policies. In accordance with the Company’s Code of Ethics and Business Conduct, the Committee shall also be responsible for reviewing requests for, and if appropriate as determined by the Committee granting (or denying), any waivers (or proposed waivers) of the Company’s Code of Ethics and Business Conduct and the Company’s other Compliance Policies.

(~~f~~g)	Related Party Transactions and Conflicts of Interest. The Committee shall review and approve (or deny) related party transactions and resolve conflicts of interest questions involving Board members or management in accordance with the Company’s Code of Ethics and Business Conduct and review, and monitor compliance with, the Code of Ethics and Business Conduct and any other written policies of the Company regarding related party transactions or conflicts of interest.

(h)	Review of Information System Controls and Security Procedures. The Committee shall at least annually review with management the adequacy and effectiveness of the Company’s information system controls and security procedures with respect to the Company’s information systems and internal controls related to information security and cybersecurity.

3.	Financial Reporting.

(a)	Financial Statement Review. The Committee shall review and discuss with management and the Auditors the Company’s annual audited and quarterly unaudited financial statements, including the Auditors’ audit report and the results of the Auditors’ review of the quarterly financial statements, prior to their filing with the SEC. This review should include discussion of significant issues regarding accounting principles, practices and judgment and review of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Committee shall recommend to the Board whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K filed with the SEC.

(b)	Review of Earnings Releases, Financial Information and Projections. The Committee shall review and discuss with the Auditors and management (1) the Company’s earnings press releases, prior to their release to the public, and (2) any financial information, earnings guidance or projections included in any earnings release or otherwise publicly disclosed or provided to ratings agencies or other entities.

(c)	Fraud Certification Disclosures. The Committee shall review and discuss disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during the certification process for the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about the effectiveness of the Company’s disclosure controls and procedures, any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees having a significant role in the Company’s internal control over financial reporting.

(d)	Audit Committee Report. Based upon discussions with, and reliance upon, the Auditors and management, the Committee shall annually review and approve the report required by SEC rules to be included in the Company’s annual proxy statement. In addition, the Committee will review any other audit-committee related disclosure in the Company’s filings with the SEC or otherwise as required by applicable securities laws, rules or regulations or the rules of the NYSE.

4.	Funding.

(a)	Audit Committee Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the Auditors or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any other advisers engaged by the Committee whose employ is deemed necessary or appropriate by the Committee to carry out its duties (which advisors the Committee is empowered to engage without further action by the Board), and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee is empowered, without further action by the Board, to cause the Company to pay any such compensation and administrative expenses.

5.	Other.

(a)	Committee Authority. The Committee shall discharge its responsibilities, and shall assess the information provided to the Committee, in accordance with its business judgment. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate.

(b)	Annual Self-Evaluation. On an annual basis, the Committee shall evaluate its performance and deliver a report on such performance to the Board (which may be oral).

(c)	Charter Review and Publication. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(d)	NYSE Requirements. The Committee shall cause to be prepared the written affirmation required by the NYSE concerning the adequacy of this Charter and the independence, financial literacy and financial management expertise of the Committee’s members. The Committee shall also cause the then-current Charter to be published on the Company’s website, if any, and shall take any other actions required by the rules of the NYSE.

(e)	Other Responsibilities. The Committee shall take such other action with respect to auditing or other financial matters as may be delegated from time to time by the Board and that are related to the purposes of the Committee set forth in Article A.

(f)	Assistance from Third Parties. The Committee shall obtain advice and assistance as it deems necessary or appropriate from internal or external legal, accounting or other advisors, which may be different from the Company’s day-to-day advisors.